As filed with the Securities and Exchange Commission on January 29, 2003
                                               Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            ARKANSAS BEST CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                          71-0673405
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

      3801 Old Greenwood Road
        Fort Smith, Arkansas                                72903
(Address of principal executive offices)                 (Zip Code)


                   ___________________________________________
                            ARKANSAS BEST CORPORATION
                            SUPPLEMENTAL BENEFIT PLAN
                            (Full title of the plan)


      Richard F. Cooper                                    Copy to:
          Secretary                                 Riva T. Johnson, Esq.
   Arkansas Best Corporation                         Jenkens & Gilchrist,
    3801 Old Greenwood Road                      A Professional Corporation
  Fort Smith, Arkansas  72903                   1445 Ross Avenue, Suite 3200
        (501) 785-6000                             Dallas, Texas  75202
(Name, address and telephone number
including area code of agent for service)


                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                        Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
   Title of Securities             to be             Offering Price            Aggregate         Registration Fee(3)
     to be Registered           Registered         per Obligation(2)       Offering Price(2)
----------------------------------------------------------------------------------------------------------------------

Supplemental Benefit Plan
     Obligations (1)            $35,000,000               100%                $35,000,000              $3,220
======================================================================================================================

         (1) The Supplemental Benefit Plan Obligations are unsecured obligations of Arkansas Best Corporation to pay benefits in the future in accordance with the terms of the Arkansas Best Corporation Supplemental Benefit Plan.
         (2)      Estimated   solely  for  the   purpose  of   calculating   the
                  registration fee.
         (3)      Calculated pursuant to Rule 457(c) and (h).

         This registration statement is being filed pursuant to General Instruction E. of Form S-8 solely to register additional securities of the same class as other securities for which a registration statement on Form S-8 (Regis. No. 333-93381) relating to the Arkansas Best Corporation Supplemental Benefit Plan was previously filed and is effective. The contents of the earlier registration statement are incorporated by reference into this registration statement.

Item 8.  Exhibits.

         (a) Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1      Arkansas Best Corporation  Supplemental Benefit Plan, filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-93381), and incorporated herein by reference.

         4.2      Amendment  to  the  Arkansas  Best  Corporation   Supplemental
                  Benefit Plan, effective April 19, 2000.

         4.3 Second Amendment to the Arkansas Best Corporation Supplemental Benefit Plan, effective January 22, 2003.

         4.4 Restated Certificate of Incorporation of the Corporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         4.5      Amended  and  Restated  Bylaws  of the  Corporation,  filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         5.1 Opinion of Richard F. Cooper, Esq., regarding the legality of the securities being registered.

         23.1     Consent of Richard F. Cooper, Esq., included in Exhibit 5.1.

         23.2     Consent of Ernst & Young LLP, independent auditors.

         24.1     Power of Attorney (on signature page).

Item 9.  Undertakings.

         A. The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Loeffler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on January 29, 2003:

                                            ARKANSAS BEST CORPORATION


                                            By:      /s/ David E. Loeffler
                                               ---------------------------------
                                               Name:  David E. Loeffler
                                               Title: Vice President - Chief
                                                      Financial Officer and
                                                      Treasurer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                              Capacity                                            Date
            ---------                              --------                                            ----

/s/ William A. Marquard                  Chairman of the Board, Director                         December 31, 2002
---------------------------------
William A. Marquard


/s/ Robert A. Young, III                 Director,    Chief   Executive    Officer   and         January 29, 2003
---------------------------------        President (Principal Executive Officer)
Robert A. Young, III


/s/ David E. Loeffler                    Vice  President - Chief  Financial  Officer and         January 29, 2003
---------------------------------        Treasurer  (Principal  Financial and Accounting
David E. Loeffler                        Officer)


/s/ Frank Edelstein                      Director                                                December 27, 2002
---------------------------------
Frank Edelstein


/s/ Arthur J. Fritz, Jr.                 Director                                                December 30, 2002
---------------------------------
Arthur J. Fritz, Jr.



/s/ William M. Legg                      Director                                                December 29, 2002
---------------------------------
William M. Legg


/s/ John H. Morris                       Director                                                December 27, 2002
---------------------------------
John H. Morris


/s/ Alan J. Zakon, Ph.D                  Director                                                December 27, 2002
---------------------------------
Alan J. Zakon, Ph.D.



         The Plan.


         Pursuant to the requirements of the Securities Act of 1933, the Corporation, in its capacity as administrator of the Arkansas Best Corporation Supplemental Benefit Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on January 29, 2003.


                                          ARKANSAS BEST CORPORATION


                                          By:      /s/ David E. Loeffler
                                             -----------------------------------
                                          Name:  David E. Loeffler
                                          Title: Vice President - Chief
                                                 Financial Officer and Treasurer

                                  EXHIBIT INDEX


         Exhibit
         Number                           Document Description
         ------                           --------------------

         4.1      Arkansas Best Corporation  Supplemental Benefit Plan, filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-93381), and incorporated herein by reference.

         4.2      Amendment  to  the  Arkansas  Best  Corporation   Supplemental
                  Benefit Plan, effective April 19, 2000.

         4.3 Second Amendment to the Arkansas Best Corporation Supplemental Benefit Plan, effective January 22, 2003.

         4.4 Restated Certificate of Incorporation of the Corporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         4.5      Amended  and  Restated  Bylaws  of the  Corporation,  filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         5.1 Opinion of Richard F. Cooper, Esq., regarding the legality of the securities being registered.

         23.1     Consent of Richard F. Cooper, Esq., included in Exhibit 5.1.

         23.2     Consent of Ernst & Young LLP, independent auditors.

         24.1     Power of Attorney, on signature page.